Exhibit 99.1

December 1, 2014	Analyst Contact:	Andrew Ziola 918-947-7163
	Media Contact:	Jennifer Rector 918-947-7571

ONE Gas Issues 2015 Financial Guidance

Five-year Financial and Dividend Growth Rates Increased

TULSA, Okla. - Dec. 1, 2014 - ONE Gas, Inc. (NYSE: OGS) today announced that its 2015 net income is expected to be in the range of $108 million to $118 million, reflecting the benefits of new rates and customer growth.

The midpoint for ONE Gas’ 2015 net income guidance is $113 million, an increase of approximately 6 percent compared with the midpoint of $107 million estimated for 2014, which was updated on Nov. 3, 2014. The midpoint for 2015 operating income guidance is $233 million.

ONE Gas’ 2015 earnings guidance primarily reflects the benefit of new rates approved in 2014, residential customer growth in Texas and Oklahoma, and the impact of lower costs related to the separation from ONEOK compared with 2014. These benefits are offset partially by higher depreciation expenses due to continued capital investments and higher expected employee-related costs driven primarily by increased pension costs.

“Higher 2015 guidance reflects our continued focus on system integrity and reliability, which results in new rates in our service territories. We also expect to benefit from residential customer growth,” said Pierce H. Norton II, president and chief executive officer of ONE Gas. “The increase in our five-year dividend growth rate is part of our ongoing strategy to continue providing value to our shareholders.”

Capital expenditures are expected to be $300 million in 2015. More than 70 percent of these expenditures are targeted for system integrity and replacement projects. Information technology investments related to the separation were substantially completed in 2014.

Guidance estimates assume, among other variables listed in the forward-looking statements below, normal weather and no bonus depreciation. Additional information is available in the guidance table on the ONE Gas website.

FIVE-YEAR GROWTH FORECAST INCREASED

ONE Gas expects net income to increase by an average of 5 to 8 percent annually between 2014 and 2019, compared with the previously estimated range of 4 to 6 percent between

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ONE Gas Issues 2015 Financial Guidance

Dec. 1, 2014

2014 and 2018. ONE Gas’ rate base is expected to grow an average of 5 to 6 percent per year between 2014 and 2019.

Capital expenditures are expected to be in the range of $300 million to $325 million per year between 2015 and 2019, compared with the previously estimated range of $240 million to $285 million, primarily due to increased system integrity and replacement investments.

ONE Gas also is increasing its expected average annual dividend growth rate to 6 to 8 percent between 2014 and 2019, compared with the previous estimate of 5 percent, with a targeted dividend payout ratio of 55 to 65 percent of net income, subject to ONE Gas board approval.

LINK TO GUIDANCE TABLE

http://www.onegas.com/~/media/OGS/Guidance/2015/OGS2015Guidance_$mM09q2.ashx

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES

ONE Gas has disclosed in this news release cash flow from operations before changes in working capital, which is a non-GAAP financial measure. Cash flow from operations before changes in working capital is used as a measure of the company's financial performance. Cash flow from operations before changes in working capital is defined as net income adjusted for depreciation and amortization, non-cash pension and other benefit costs, cash payments for asset removal costs, and certain other items.

The non-GAAP financial measure described above is useful to investors because the measurement is used as an indicator of financial performance of the company's investments to generate cash flows sufficient to pay dividends to our investors. ONE Gas cash flow from operations before changes in working capital should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of cash flow from operations before changes in working capital is included in the guidance table.

ONE Gas, Inc. (NYSE: OGS) is a natural gas distribution company and the successor to the company founded in 1906 as Oklahoma Natural Gas Company, which became ONEOK, Inc. (NYSE: OKE) in 1980. On January 31, 2014, ONE Gas officially separated from ONEOK into a stand-alone, 100 percent regulated, publicly traded natural gas utility.

ONE Gas trades on the New York Stock Exchange under the symbol “OGS,” and is included in the S&P MidCap 400 Index.

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ONE Gas Issues 2015 Financial Guidance

Dec. 1, 2014

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas. ONE Gas is one of the largest publicly traded, 100 percent regulated, natural gas utilities in the United States.

ONE Gas is headquartered in Tulsa, Okla., and its companies include the largest natural gas distributor in Oklahoma and Kansas, and the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

For more information, visit the website at http://www.ONEGas.com. For the latest news about ONE Gas, follow us on Twitter @ONEGasInc.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	our ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our regulated rates;

•	our ability to manage our operations and maintenance costs;

•	changes in regulation, including the application of market rates by state and local agencies;

•	the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial industrial customers;

•	competition from alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels;

•	variations in weather, including seasonal effects on demand, the occurrence of storms and disasters, and climate change;

•
indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;

•	our ability to secure reliable, competitively priced and flexible natural gas supply;

•	the mechanical integrity of facilities operated;

•	adverse labor relations;

•	the effectiveness of our strategies to reduce earnings lag, margin protection strategies and risk mitigation strategies;

•	our ability to generate sufficient cash flows to meet all our cash needs;

•
changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions;

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ONE Gas Issues 2015 Financial Guidance

Dec. 1, 2014

•	actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;

•	changes in inflation and interest rates;

•	our ability to purchase and sell assets at attractive prices and on other attractive terms;

•	our ability to recover the costs of natural gas purchased for our customers, including the cost of derivative instruments used to mitigate the volatility of natural gas supply for our customers;

•	impact of potential impairment charges;

•	volatility and changes in markets for natural gas;

•	possible loss of LDC franchises or other adverse effects caused by the actions of municipalities;

•	changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;

•	changes in law resulting from new federal or state energy legislation;

•	changes in environmental, safety, tax and other laws to which we and our subsidiaries are subject;

•	advances in technology;

•	acts of nature and the potential effects of threatened or actual terrorism, including cyber attacks, and war;

•	the sufficiency of insurance coverage to cover losses;

•	the effects of our strategies to reduce tax payments;

•	the effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries;

•	changes in accounting standards and corporate governance;

•	our ability to attract and retain talented management and directors;

•	the results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions;

•	declines in the market prices of equity securities and resulting funding requirements for our defined benefit pension plans;

•
the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture;

•
the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to the natural gas distribution business and any related actions for indemnification made pursuant to the Separation and Distribution Agreement;

•	our ability to operate effectively as a separate, publicly traded company;

•
the costs associated with becoming compliant with the Sarbanes-Oxley Act of 2002 as a stand-alone company and the consequences of failing to implement effective internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002; and

•	the costs associated with increased regulation and enhanced disclosure and corporate governance requirements pursuant to the Dodd-Frank Wall Street Reform and the Consumer Protection Act of 2010.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONE Gas Issues 2015 Financial Guidance

Dec. 1, 2014

ONE Gas, Inc.
EARNINGS GUIDANCE*
		Updated
	2015	2014
	Guidance	Guidance	Change
	(Millions of dollars)
Operating income
Net margin	$845	$828	$17
Operations and maintenance	422	424	(2)
Depreciation and amortization	135	127	8
General taxes	55	54	1
Operating income	233	223	10
Other income (expense)	(2)	(1)	(1)
Interest expense	(47)	(48)	1
Income before income taxes	184	174	10
Income taxes	(71)	(67)	(4)
Net income	$113	$107	$6

Capital expenditures
System integrity and replacements	$213	$172	$41
Customer growth	55	46	9
Other	32	67	(35)
Total capital expenditures	$300	$285	$15

		Updated
	2015	2014
	Guidance	Guidance	Change
	(Millions of dollars)
Cash Flow
Net income	$113	$107	$6
Depreciation and amortization	135	127	8
Non-cash pension and other benefit costs	31	24	7
Asset removal costs	(49)	(41)	(8)
Other	10	17	(7)
Cash flow from operations before changes in working capital	$240	$234	$6

*Amounts shown are midpoints of ranges provided.